First Draft

PROJECT CONSTRUCTION CONTRACT
AGREEMENT PROVISIONS

Party A: FPS International

Party B: BioShaft Water Technology Inc.

With reference to the proposal number 507 submitted on 06/27/07 by party B including the follow-ups listed below:

(Follow up without a number) dated 8/14/07,
Proposal number 514 dated 8/19/07
Proposal number 516 dated 9/5/07
The approval and selection letter of the first party dated 9/10/07
The approval of the economic department of the Iraqi cabinet per the letter number ______Dated _______

With reference to the letter of approval number _______Dated ______ the two parties hereby reach the following agreement.

ARTICLE 1. OVERVIEW OF THE PROJECT.
Design, supply, install and operate sewage treatment plants including accessories and stand by equipment for the sanitation department of the municipality of Baghdad. The purpose of these plants is the treatment of sewage effluent in residential areas that are not supported by sewage networks and are far from the existing central sewage treatment plants for a population of 50 thousand people.

This will assist in the handling of sewage spills from overloading of the central sewage treatment plants, and the reduction of pollution to the environment.

1.1. Name of project: Design, build and operate of 13 sewage treatment plants for the municipality of Baghdad.

1.2. Starting date: May. 30, 2008. Completion date: May. 15, 2009. Or 50 Weeks from date of approval of the submitted Engineering drawings and specification. Total calendar days: 350 days, from the date of approval of Party B submittal.

ARTICLE 2. PARTY B'S WORK RESPONSIBILITIES
2.1. Supply completed compact sewage treatment plants designed to serve 50 thousand people with 300 liter per day per person. This is with a total capacity of 15 thousand cubic meters per day. There will be a total of 13 compact plant using unused accessories from US Origin. All units or plants should be delivered with the duty paid for, meaning taxes and customs should all be paid for door to door delivery. This includes the shipping to Kuwait port, installation, startup, commissioning and operation for 5 complete plants fully assembled in 5 selected locations from the party A according to the engineering specifications and drawings and Bill of materials submitted by Party B.

2.2. Shipping all the equipment in the scope of supply of Party B to Kuwait sea port, after Inspection of the equipment in Party B warehouses by the end user engineers. Installation of five complete plants by Party B after Party A transport and unload the equipment in the End User warehouses in Baghdad and after the completion of the civil works by the End User.

2.3. Submittal of detailed designs complete with catalogs of the equipment that will be used and engineering drawings, mechanical , electrical and civil work before starting the manufacturing and supplying.

2.4. Supply a central Water Laboratory complete with all the accessories.

2.5. Supply mobile maintenance workshop with all necessary mechanical and electric spare parts needed for maintenance.

2.6. Install the 5 sewage treatment plants according to the approved drawings and should operate and maintain the plants for 6 months according to the instruction manual of the equipment. Party B should submit all necessary civil, mechanical and electrical drawings needed for installation for approval before starting the installation.

2.7. Operate the assembled 5 plants for 6 months on a trial basis starting from the completion of the installation.

2.8. Training of the End User staff for the operation and maintenance for 6 months without any additional cost.

2.9. Commits to technically train _____Technicians sent by the End User in the operation and maintenance of sewage treatment plant for a period of _____without any additional cost, if End Users send his engineers and technicians to be trained on the equipment operation and maintenance.

2.10 Guarantee the plants for 6 months from the date of the startup and the issuance of the certificate of handover.

2.11 Guarantee that all equipment and accessories of the plant to be designed and manufactured according to safety and regulation in accordance with international sewage treatment plant standards.

2.12. To accept the assigned Laboratory appointed by the End User for the water analysis.

2.13. Accepts to provide 5% of the overall value of the contract as a bank guarantee issued from a U.S.A Bank as a performance guarantee of the contract value. This performance bond should be issued within 15 days from the signing of the contract and before opening the letter of credit and will not be released until the final handover and the completion of the contract

2.14 Provide liability insurance that will cover all risks on the supplied equipment.

ARTICLE 3. PARTY A'S WORK RESPONSIBILITIES
3.1 Approve the submitted engineering drawings and specifications submitted by Party B by July 15, 2008.

3.2. Receiving all shipments from Party B, clearing Kuwaiti Customs, loading on trucks, handle crossing of the Iraqi Boarders, transporting to the Municipality of Baghdad (End User) warehouses, unloading the equipment in the End User warehouses or to the selected sites ready for installation.

3.3. Provide a complete submittal of detailed proposal, designs complete with catalogs of the equipment that will be in the scope of supply of party A, such as Transformers, kiosk, Electrical Generators, HDPE Pipes and fittings by June 10, 2008.

3.4. Pay party B according to the terms of payment. Party A is responsible to pay all the payments requested by Party B through a confirmed and irrevocable letter of credit as per the following percentages:

1.	10% down payment upon signing this contract
2.	70 % upon inspection of equipment ready for shipment to Kuwait.
3.	5 % upon receipt of each individually completed plant. Each should be received with shipping documents and after inspection certificate of the first Party warehouse
4.	10% after completion of installation and limited time operation
5.	5% after final completion of the contract.
6.	3% will be withheld from the total amount of the contract for income tax and will not be released until submittal of tax is cleared from the government tax agency.
7.	Before opening the letter of credit there will be a withholding of .002% from the total value of the contract as a tax withheld.

3.5. Approve the submitted engineering drawings and specifications submitted by party B before installation.

ARTICLE 4. PRICE UNDER THIS CONTRACT
Value of the contract US $ 50,400,000 for the supply of 13 plants shipped. The above amount shall include installation, startup, warranty and training of operators according to the second party technical submittal for five plants only.

ARTICLE 5. CONTRACT VALIDITY
5.1 The delivery time including the installation of the 5 Plants should be 50 weeks from the date of opening the LC and approval of the technical submittal by party A.

5.2 Party B shall commit to completing the installation of the 5 plants within 30 weeks according to the time schedule attached, starting from the date of the completion of the civil works by the End User.

ARTICLE 6. TERMS OF PAYMENT
Party A is responsible to pay all the payments requested by the second party through a confirmed and irrevocable letter of credit as per the following percentages

1.	10% down payment upon signing this contract
2.	70 % upon inspection of equipment ready for shipment to Kuwait.
3.	5 % upon receipt of each individually completed plant. Each should be received with shipping documents and after inspection certificate of the first Party warehouse
4.	10% after completion of installation and limited time operation
5.	5% after final completion of the contract.
6.	3% will be withheld from the total amount of the contract for income tax and will not be released until submittal of tax is cleared from the government tax agency.
7.	Before opening the letter of credit there will be a withholding of .002% from the total value of the contract as a tax withheld.

ARTICLE 7. PENALTIES

7.1 Party B will be liable to a delay penalty of Iraqi Dinar 96,655,960 equivalent to US$ 77324 for every day delay. Not to exceed 10% of the total contract. If this percent reached 25% of the total contract, the contract can be revoked.

7.2 Contract Breach

ARTICLE 8. TAXES & FEES
Party A is responsible for all expenses including taxes and fees. This includes fees for stamps, customs, port fees, and banking fees including the letter of credit and any other fees pertaining to this contract inside and outside Iraq.

ARTICLE 9. GENERAL TERMS AND CONDITIONS
9.1 Party B can ship partially any part or equipment.

9.2 In case Party B stopped the supply of the equipment or the completion of the construction, party A has the right to cash the performance bond and any other insurances by party B and has the right to continue the contract on its own without going back to any court and this is after a warning period of 14 days.

9.3 In case of dispute, California laws and California courts prevail and the addresses of the parties mentioned in this contract are the legal addresses for correspondence.

9.4 This contract will conform to the conditions of contracting and construction for civil, electrical and mechanical works in its 2 parts and should not contradict with the original bidding documents and the 2005 Iraqi contract law #87 with the instruction of contract execution issued by the economical comity of the cabinet.

9.5 Party B has no right to issue subcontracts without the acceptance of the party A. This includes both complete and partial subcontracts.

9.6 Party B is responsible for cleanup and taking the dirt outside the site at his own expense.

9.7 Party B is responsible for all the damages both of people and property.

9.8 All addresses of party B mentioned in the contract will be legal and party B should inform party A if there is any change in their addresses.

9.9 The following documents are an integral part of this contract without any contradictions between these items.

1.	The proposal of the second party #507 dated 6/27/2007
2.	The proposal of the second party dated 8/14/07 (without a number)
3.	The proposal of the second party #514 dated 8/19/07
4.	The proposal of the second party #516 dated 9/5/07.
5.	All documents of the bid
6.	The purchase order _____Dated ______
7.	All correspondence and communication pertaining to this contract

IN witness whereof this agreement signed on behalf of the parties by their duly authorized representatives dated _______

PARTY A	PARTY B
FPS	BioShaft Water Technology, Inc.
Represented by	Represented by
Signature ___________________________	Signature ___________________________
Date ___________________________	Date ___________________________